Exhibit 99.1

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Consolidated Financial Statements for the years ended December 31, 2016 and 2015 and for the period from December 3, 2014 (commencement of operations)

through December 31, 2014

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Table of Contents

December 31, 2016, 2015 and 2014

Page(s)

Independent Auditor’s Report	1

Financial Statements:

Consolidated Statements of Assets, Liabilities and Members’ Capital	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Members’ Capital	4

Consolidated Statements of Cash Flows	5

Consolidated Schedules of Investments	6-11

Notes to Consolidated Financial Statements	12-27

Report of Independent Auditors

To the Board of Directors of THL Credit Logan JV LLC:

We have audited the accompanying consolidated financial statements of THL Credit Logan JV LLC and its subsidiary (the “Company”), which comprise of the consolidated statement of assets, liabilities and members’ capital, including the consolidated schedule of investments, as of December 31, 2016 and the related consolidated statements of operations, of changes in members’ capital and of cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of THL Credit Logan JV LLC and its subsidiary as of December 31, 2016, and the results of their operations, changes in their members’ capital and their cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying consolidated statement of assets, liabilities and members’ capital, including the consolidated schedule of investments, as of December 31, 2015 and the related consolidated statements of operations, of changes in members’ capital and of cash flows for the year ended December 31, 2015 and for the period from December 3, 2014 (commencement of operations) through December 31, 2014 are presented for purposes of complying with Rule 3-09 of SEC Regulation S-X; however, Rule 3-09 does not require the 2015 and 2014 financial statements to be audited and they are therefore not covered by this report.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 9, 2017

THL Credit Logan JV LLC

Consolidated Statements of Assets, Liabilities and Members’ Capital

As of December 31, 2016 and 2015

	2016	2015*
Assets
Investments at fair value (cost $199,365,814 and $167,728,767, respectively)	$200,190,379	$161,911,420
Cash and cash equivalents	9,848,018	7,670,703
Interest and fees receivable	641,761	655,111
Receivable for paydown of investments	35,301	45,587

Total assets	$210,715,459	$170,282,821

Liabilities and Members’ Capital

Liabilities
Loans payable ($129,257,250 and $108,137,000 face amounts, respectively, reported net of unamortized debt issuance costs of $1,755,427 and $1,389,785, respectively)	$127,501,823	$106,747,215
Distribution payable	4,195,000	2,375,000
Payable for investments purchased	2,981,250	4,367,428
Accrued credit facility expense	1,198,600	720,377
Accrued expenses	168,000	95,246

Total liabilities	$136,044,673	$114,305,266

Commitments and contingencies (Notes 8 and 10)

Members’ Capital
Members’ capital	$74,670,786	$55,977,555

Total liabilities and members’ capital	$210,715,459	$170,282,821

*	Not covered by the auditor’s report

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Statements of Operations

For the years ended December 31, 2016 and 2015 and for the period from December 3, 2014

(commencement of operations) through December 31, 2014

	2016	2015*	2014*
Investment Income
Interest income	$14,184,626	$7,310,164	$27,162
Fee income	254,000	87,770	—

Total investment income	14,438,626	7,397,934	27,162
Expenses
Credit facility interest and fees	4,576,777	2,112,993	19,444
Amortization of deferred financing costs	352,524	244,553	7,193
Professional fees	140,500	97,087	10,000
Organization expense	—	16,427	38,128
Other general and administrative expenses	323,676	94,623	4,326

Total expenses	5,393,477	2,565,683	79,091

Net investment income	9,045,149	4,832,251	(51,929)

Realized Gain and Change in Unrealized Appreciation on Investments
Net realized gains	306,170	44,580	—
Net change in unrealized appreciation (depreciation) on investments	6,641,912	(5,798,092)	(19,255)

Net realized gain and change in unrealized appreciation (depreciation) on investments	6,948,082	(5,753,512)	(19,255)

Net increase (decrease) in members’ capital resulting from operations	$15,993,231	$(921,261)	$(71,184)

*	Not covered by the auditor’s report

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Statements of Changes in Members’ Capital

For the years ended December 31, 2016 and 2015 (Not covered by the auditor’s  report) and for the period from December 3, 2014

(commencement of operations) through December 31, 2014 (Not covered by the auditor’s report)

Members’ capital, December 3, 2014	$—
Contributions	21,000,000
Net investment income	(51,929)
Net change in unrealized depreciation on investments	(19,255)

Members’ capital, December 31, 2014	$20,928,816

Contributions	40,750,000
Distributions	(4,780,000)
Net investment income	4,832,251
Net realized gains	44,580
Net change in unrealized depreciation on investments	(5,798,092)

Members’ capital, December 31, 2015	$55,977,555

Contributions	12,000,000
Distributions	(9,300,000)
Net investment income	9,045,149
Net realized gains	306,170
Net change in unrealized appreciation on investments	6,641,912

Members’ capital, December 31, 2016	$74,670,786

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2016 and 2015 and for the period from December 3, 2014

(commencement of operations) through December 31, 2014

	2016	2015*	2014*
Cash flows from operating activities:
Net increase (decrease) in members’ capital resulting from operations	$15,993,231	$(921,261)	$(71,184)
Adjustments to reconcile net increase (decrease) in members’ capital resulting from operations to net cash used in operating activities:
Net change in unrealized (appreciation) depreciation on investments	(6,641,912)	5,798,092	19,255
Net realized gains	(306,170)	(44,580)	—
Amortization of deferred financing costs	352,524	244,553	7,193
Accretion of premium of discount, net	(1,334,801)	(401,389)	(5,159)
Purchase of investments, net of payable for investments purchased	(105,114,920)	(180,327,523)	(3,967,500)
Proceeds from sales and repayments of investments	73,742,952	21,339,225	—
Changes in operating assets and liabilities:
Decrease (increase) in interest receivable	13,350	(633,623)	(21,488)
Increase in accrued credit facility expense	478,223	700,933	19,444
Increase in accrued expenses	72,754	75,070	20,175
Decrease in due to affiliate	—	(32,202)	32,202

Net cash used in operating activities	(22,744,769)	(154,202,705)	(3,967,062)

Cash flows from financing activities:
Borrowings under credit facility	21,120,250	108,137,000	—
Contributions received	12,000,000	53,750,000	8,000,000
Distributions paid	(7,480,000)	(2,405,000)	—
Financing costs paid	(718,166)	(1,506,473)	(135,057)

Net cash provided by financing activities	24,922,084	157,975,527	7,864,943

Net increase in cash	2,177,315	3,772,822	3,897,881

Cash and cash equivalents, beginning of year	7,670,703	3,897,881	—

Cash and cash equivalents, end of year	$9,848,018	$7,670,703	$3,897,881

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$3,685,975	$1,234,069	$—

*	Not covered by the auditor’s report

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2016

Company/Security/Country	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)	Fair Value as % of Total Members’ Capital
Senior Secured First Lien Term Loans
Canada
Mood Media Corporation	Media	7% (LIBOR +6%)	12/05/2014	05/01/2019	$2,957,031	$2,856,682	$2,858,458	3.83%
Parq Holdings LP	Hotel, Gaming & Leisure	8.5% (LIBOR +7.5%)	12/05/2014	12/17/2020	1,000,000	988,931	985,000	1.32%

Total Canada						$3,845,613	$3,843,458	5.15%

Cayman Islands
Lindblad Maritime	Hotel, Gaming & Leisure	5.81767% (LIBOR +4.5%)	06/23/2015	05/08/2021	$337,714	$339,315	$339,403	0.45%

Total Cayman Islands						$339,315	$339,403	0.45%

Luxembourg
Travelport Finance Luxembourg Sarl	Services	5% (LIBOR +4%)	09/04/2015	09/02/2021	$2,898,463	$2,911,489	$2,931,984	3.93%

Total Luxembourg						$2,911,489	$2,931,984	3.93%

United States of America
Ability Networks Inc.	High Tech Industries	6% (LIBOR +5%)	03/17/2015	05/14/2021	$1,469,849	$1,480,394	$1,477,198	1.98%
Advanced Integration Technology LP	Aerospace & Defense	6.5% (LIBOR +5.5%)	07/15/2016	07/22/2021	1,995,000	1,976,771	2,004,975	2.68%
AgroFresh Inc.	Services	5.75% (LIBOR +4.75%)	12/01/2015	07/31/2021	1,974,937	1,962,845	1,831,754	2.45%
Alpha Media LLC	Media	7% (LIBOR +6%)	02/24/2016	02/25/2022	1,925,000	1,841,873	1,848,000	2.47%
American Sportsman Holdings Co	Retail	5.75% (LIBOR +5%)	11/22/2016	12/18/2023	3,000,000	2,981,250	2,975,895	3.98%
AP Gaming I LLC	Hotel, Gaming & Leisure	9.25% (LIBOR +8.25%)	05/27/2015	12/21/2020	4,941,565	4,845,347	4,931,262	6.60%
Aptean, Inc.	Services	6% (LIBOR +5%)	12/15/2016	12/20/2022	2,000,000	1,980,046	2,020,000	2.70%
Arbor Pharmaceuticals, LLC	Healthcare & Pharmaceuticals	6% (LIBOR +5%)	07/12/2016	02/01/2023	2,484,375	2,377,966	2,518,535	3.37%
Arctic Glacier U.S.A., Inc	Beverage, Food & Tobacco	6% (LIBOR +5%)	02/12/2015	05/10/2019	2,014,696	1,983,801	2,012,178	2.69%
Aristotle Corporation	Healthcare & Pharmaceuticals	5.50% (LIBOR +4.5%) 7.25% (Prime + 3.5%)	07/13/2015	06/30/2021	4,582,325	4,565,149	4,559,413	6.11%
Avaya Inc	Telecommunications	6.25% (LIBOR +5.25%)	04/30/2015	05/29/2020	979,269	972,553	854,417	1.14%
Avaya Inc	Telecommunications	6.5% (LIBOR +5.5%)	12/18/2014	03/31/2018	985,766	990,661	863,778	1.16%
Beasley Broadcast Group Inc.	Media	7% (LIBOR +6%)	10/06/2016	11/01/2023	1,950,000	1,911,826	1,954,875	2.62%
Bioplan USA	Services	5.75% (LIBOR +4.75%)	05/13/2015	09/23/2021	982,500	872,669	950,569	1.27%
BioScrip, Inc.	Healthcare & Pharmaceuticals	6.5% (LIBOR +5.25%)	12/22/2014	07/31/2020	884,683	843,965	844,872	1.13%
BioScrip, Inc.	Healthcare & Pharmaceuticals	6.5% (LIBOR +5.25%)	12/22/2014	07/31/2020	1,474,472	1,406,608	1,408,121	1.88%
Birch Communications, Inc.	Telecommunications	8.25% (LIBOR +7.25%)	12/05/2014	07/17/2020	1,362,937	1,349,645	1,226,644	1.64%
Blount International, Inc.	Capital Equipment	7.25% (LIBOR +6.25%) 9.00% (Prime + 5.25%)	04/05/2016	04/12/2023	1,695,750	1,650,003	1,719,067	2.30%
Blue Star Acquisition, Inc.(3)	Media	1.00%	12/20/2016	12/20/2022	254,545	(2,542)	(1,909)	0.00%
Blue Star Acquisition, Inc.	Media	7.5% (LIBOR +6.5%)	12/20/2016	12/20/2022	1,745,455	1,728,024	1,732,364	2.32%
Cabi	Retail	5.75% (LIBOR +4.75%)	06/19/2015	06/12/2019	1,156,250	1,149,163	1,156,250	1.55%
Caesars Entertainment Resort Properties, LLC	Hotel, Gaming & Leisure	7% (LIBOR +6%)	01/15/2015	10/11/2020	2,915,177	2,780,583	2,947,069	3.95%
Cengage Learning Acquisitions, Inc.	Media	5.25% (LIBOR +4.25%)	12/15/2014	06/07/2023	2,647,606	2,623,959	2,583,494	3.46%
Clear Balance Holdings, LLC	Banking, Finance, Insurance & Real Estate	6.75% (LIBOR +5.75%)	07/07/2015	06/30/2020	4,692,188	4,678,904	4,692,188	6.28%
Commercial Barge Line Co	Transportation: Cargo	9.75% (LIBOR +8.75%)	11/06/2015	11/12/2020	1,443,750	1,387,869	1,366,748	1.83%
Cortes NP Acquisition Corp	Capital Equipment	6% (LIBOR +5%)	09/30/2016	11/30/2023	2,000,000	1,940,612	2,030,000	2.72%
CPI Acquisition, Inc.	Services	5.5% (LIBOR +4.5%)	08/14/2015	08/17/2022	3,874,766	3,847,056	3,545,411	4.75%
Creative Artists	Media	5% (LIBOR +4%)	03/16/2015	12/17/2021	2,450,236	2,477,304	2,485,959	3.33%

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2016

Company/Security/Country	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)	Fair Value as % of Total Members’ Capital
CT Technologies Intermediate Holdings	Healthcare & Pharmaceuticals	5.25% (LIBOR +4.25%)	02/11/2015	12/01/2021	$1,960,150	$1,967,652	$1,879,294	2.52%
Cvent Inc	Hotel, Gaming & Leisure	6% (LIBOR +5%)	06/16/2016	11/29/2023	2,000,000	1,980,188	2,025,000	2.71%
CWGS Group, LLC	Automotive	4.5% (LIBOR +3.75%)	11/03/2016	11/08/2023	1,000,000	995,061	1,017,080	1.36%
Cypress Semiconductor Corporation	High Tech Industries	6.5% (LIBOR +5.5%)	06/03/2016	07/05/2021	2,468,750	2,434,282	2,530,469	3.39%
Eastman Kodak Company	High Tech Industries	7.25% (LIBOR +6.25%)	09/09/2015	09/03/2019	1,952,637	1,912,585	1,964,851	2.63%
EmployBridge Holding Co.	Services	7.5% (LIBOR +6.5%)	02/04/2015	05/15/2020	2,942,456	2,934,641	2,666,601	3.57%
EnergySolutions, LLC	Environmental Industries	6.75% (LIBOR +5.75%)	03/16/2015	05/29/2020	4,543,031	4,456,699	4,588,462	6.14%
EVO Payments International LLC	Services	6% (LIBOR +5%)	12/08/2016	12/22/2023	2,640,000	2,613,631	2,659,800	3.56%
FullBeauty Brands LP	Retail	5.75% (LIBOR +4.75%)	03/08/2016	10/14/2022	3,970,000	3,725,550	3,573,000	4.79%
Global Healthcare Exchange LLC	Services	5.25% (LIBOR +4.25%)	08/12/2015	08/15/2022	987,550	983,577	997,223	1.34%
Gold Standard Baking Inc	Wholesale	5.25% (LIBOR +4.25%) 7.00% (Prime + 3.25%)	05/19/2015	04/23/2021	2,955,000	2,944,237	2,925,450	3.92%
Green Plains Renewable Energy Inc	Energy	6.5% (LIBOR +5.5%)	06/09/2015	06/30/2020	3,782,924	3,636,799	3,768,738	5.05%
GTCR Valor Companies, Inc.	Services	7% (LIBOR +6%)	05/17/2016	06/16/2023	3,980,000	3,836,133	3,952,637	5.29%
Gulf Finance, LLC	Energy	6.25% (LIBOR +5.25%)	08/17/2016	08/25/2023	1,995,000	1,938,024	2,009,962	2.69%
IMG LLC	Media	5.25% (LIBOR +4.25%)	12/31/2014	05/06/2021	1,466,108	1,442,478	1,484,442	1.99%
Infoblox Inc	High Tech Industries	6% (LIBOR +5%)	11/03/2016	11/07/2023	2,215,909	2,172,425	2,208,984	2.96%
Insurance Technologies	High Tech Industries	7.5% (LIBOR +6.5%)	03/26/2015	12/15/2021	3,538,224	3,502,679	3,485,151	4.67%
Insurance Technologies(4)	High Tech Industries	0.50%	03/26/2015	12/15/2021	136,964	(852)	(2,054)	0.00%
J Jill	Retail	6% (LIBOR +5%)	05/08/2015	05/09/2022	1,036,880	1,032,903	1,037,529	1.39%
Jackson Hewitt Tax Service Inc	Services	8% (LIBOR +7%)	07/24/2015	07/30/2020	980,000	965,860	946,925	1.27%
Kestra Financial, Inc.	Banking, Finance, Insurance & Real Estate	6.25% (LIBOR +5.25%)	06/10/2016	06/24/2022	3,980,000	3,925,330	3,940,200	5.28%
Kraton Polymers LLC	Chemicals, Plastics & Rubber	6% (LIBOR +5%)	02/18/2016	01/06/2022	2,000,000	1,828,397	2,026,430	2.71%
Lannett Company Inc	Healthcare & Pharmaceuticals	5.75% (LIBOR +4.75%)	11/20/2015	11/25/2020	1,425,000	1,340,887	1,385,812	1.86%
Lannett Company Inc	Healthcare & Pharmaceuticals	6.375% (LIBOR +5.375%)	11/20/2015	11/25/2022	1,425,000	1,304,103	1,398,281	1.87%
Lindblad Expeditions Inc	Hotel, Gaming & Leisure	5.81767% (LIBOR +4.5%)	06/23/2015	05/08/2021	2,617,286	2,629,691	2,630,372	3.52%
Margaritaville Holdings LLC	Beverage, Food & Tobacco	7.26% (LIBOR +6%)	03/12/2015	03/12/2021	4,726,883	4,693,868	4,561,442	6.11%
Match Group Inc	Media	4.20083% (LIBOR +3.25%)	11/06/2015	11/16/2022	656,250	663,551	666,914	0.89%
Mediware Information Systems Inc	High Tech Industries	5.75% (LIBOR +4.75%)	09/26/2016	09/28/2023	1,995,000	1,975,617	2,012,456	2.70%
Merrill Communications LLC	Media	6.25% (LIBOR +5.25%)	05/29/2015	06/01/2022	1,973,537	1,963,998	1,968,603	2.64%
Meter Readings Holding, LLC	Utilities	6.75% (LIBOR +5.75%)	08/17/2016	08/29/2023	1,995,000	1,966,494	2,037,394	2.73%
Moran Foods LLC	Retail	7% (LIBOR +6%)	12/02/2016	12/05/2023	3,000,000	2,910,601	3,000,000	4.02%
NextCare, Inc.	Healthcare & Pharmaceuticals	8.5% (LIBOR +7.5%)	08/21/2015	07/31/2018	2,958,666	2,950,755	2,958,666	3.96%
Petrochoice Holdings Inc	Chemicals, Plastics & Rubber	6% (LIBOR +5%)	09/02/2015	08/19/2022	987,500	967,382	997,375	1.34%
Pre-Paid Legal Services, Inc	Services	6.5% (LIBOR +5.25%)	05/21/2015	07/01/2019	896,667	893,913	901,150	1.21%
Quincy Newspapers Inc	Media	5% (LIBOR +4%) 6.75% (Prime +3%)	11/23/2015	11/02/2022	2,809,345	2,832,057	2,832,185	3.79%
Redbox Automated Retail LLC	Services	8.5% (LIBOR +7.5%)	09/26/2016	09/27/2021	1,912,500	1,857,631	1,865,166	2.50%
RentPath, Inc.	Media	6.25% (LIBOR +5.25%)	12/11/2014	12/17/2021	2,450,000	2,429,716	2,413,250	3.23%
Riverbed Technology, Inc.	High Tech Industries	4.25% (LIBOR +3.25%)	02/25/2015	04/25/2022	975,447	971,064	983,846	1.32%

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2016

Company/Security/Country	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)	Fair Value as % of Total Members’ Capital
SCS Holdings Inc.	Services	5.25% (LIBOR +4.25%)	11/20/2015	10/30/2022	$1,972,528	$1,958,140	$2,004,167	2.68%
Seahawk Holding Cayman Ltd	High Tech Industries	7% (LIBOR +6%)	09/27/2016	10/31/2022	2,750,000	2,724,409	2,791,264	3.74%
Sirva Worldwide, Inc.	Transportation: Cargo	7.5% (LIBOR +6.5%)	11/18/2016	11/22/2022	3,000,000	2,925,896	2,947,500	3.95%
Smart Start, Inc.	Services	5.75% (LIBOR +4.75%)	08/28/2015	02/20/2022	2,475,000	2,455,359	2,468,812	3.31%
SolarWinds Inc	High Tech Industries	5.5% (LIBOR +4.5%)	02/01/2016	02/05/2023	4,975,000	4,852,219	5,044,749	6.76%
SourceHOV LLC	Services	7.75% (LIBOR +6.75%)	03/17/2015	10/31/2019	3,784,520	3,392,672	3,432,560	4.60%
TerraForm AP Acquisition Holdings LLC	Energy	5.5% (LIBOR +4.5%)	10/11/2016	06/27/2022	997,468	997,468	1,002,456	1.34%
TOMS Shoes LLC	Retail	6.5% (LIBOR +5.5%)	12/18/2014	10/31/2020	1,965,000	1,867,209	1,454,100	1.95%
US Renal Care Inc	Healthcare & Pharmaceuticals	5.25% (LIBOR +4.25%)	11/17/2015	12/30/2022	1,980,000	1,962,996	1,863,675	2.50%
US Shipping Corp	Utilities	5.25% (LIBOR +4.25%)	03/09/2016	06/26/2021	232,036	220,552	224,494	0.30%
Verdesian Life Sciences LLC	Chemicals, Plastics & Rubber	6% (LIBOR +5%)	12/09/2014	07/01/2020	886,189	885,478	793,139	1.06%
Zep Inc	Chemicals, Plastics & Rubber	5% (LIBOR +4%)	09/14/2015	06/27/2022	2,955,000	2,962,180	2,980,856	3.99%

Total United States of America						$169,388,489	$169,845,985	227.46%

Total Senior Secured First Lien Term Loans						$176,484,906	$176,960,830	236.99%

Second Lien Term Loans
France
Linxens France SA	Telecommunications	9.5% (LIBOR +8.5%)	07/31/2015	10/16/2023	$1,000,000	$991,475	$1,000,000	1.34%

Total France						$991,475	$1,000,000	1.34%

United States of America
ABG Intermediate Holdings 2 LLC	Consumer goods	9.5% (LIBOR +8.5%)	06/19/2015	05/27/2022	$2,854,619	$2,788,944	$2,883,165	3.86%
AssuredPartners Inc	Banking, Finance, Insurance & Real Estate	10% (LIBOR +9%)	10/16/2015	10/20/2023	1,000,000	965,905	1,007,750	1.35%
Cirque Du Soleil	Hotel, Gaming & Leisure	9.25% (LIBOR +8.25%)	06/25/2015	07/08/2023	1,000,000	987,733	981,875	1.31%
Confie Seguros Holding II Co.	Banking, Finance, Insurance & Real Estate	10.25% (LIBOR +9%)	06/29/2015	05/09/2019	500,000	496,927	497,293	0.67%
Duke Finance LLC	Chemicals, Plastics & Rubber	10.75% (LIBOR +9.75%)	05/17/2016	10/28/2022	2,000,000	1,725,677	1,910,000	2.56%
EagleView Technology Corporation	Services	9.25% (LIBOR +8.25%)	07/29/2015	07/14/2023	2,884,615	2,890,596	2,880,115	3.86%
GENEX Services, Inc.	Services	8.75% (LIBOR +7.75%)	06/26/2015	05/30/2022	1,000,000	989,973	965,000	1.29%
Gruden Acquisition Inc.	Transportation: Cargo	9.5% (LIBOR +8.5%)	07/31/2015	08/18/2023	500,000	479,281	395,835	0.53%
Hyland Software, Inc.	High Tech Industries	8.25% (LIBOR +7.25%)	06/12/2015	07/03/2023	2,824,991	2,729,167	2,881,491	3.86%
Infoblox Inc	High Tech Industries	9.75% (LIBOR +8.75%)	11/03/2016	11/07/2024	2,000,000	1,960,659	1,968,330	2.64%
MRI Software LLC	Services	9% (LIBOR +8%)	06/19/2015	06/23/2022	1,000,000	988,212	970,000	1.30%
ProAmpac LLC	Containers, Packaging & Glass	9.5% (LIBOR +8.5%)	11/18/2016	11/18/2024	2,500,000	2,463,001	2,512,500	3.36%
RentPath, Inc.	Media	10% (LIBOR +9%)	12/11/2014	12/17/2022	1,000,000	932,446	881,665	1.18%
Royal Adhesives and Sealants LLC	Chemicals, Plastics & Rubber	8.5% (LIBOR +7.5%)	06/12/2015	06/19/2023	1,000,000	993,915	994,530	1.33%
Wash Multifamily Laundry Systems, LLC.	Services	8% (LIBOR +7%)	05/04/2015	05/12/2023	74,521	74,073	74,521	0.10%
Wash Multifamily Laundry Systems, LLC.	Services	8% (LIBOR +7%)	05/04/2015	05/15/2023	425,479	422,924	425,479	0.57%

Total United States of America						$21,889,433	$22,229,549	29.77%

Total Second Lien Term Loans						$22,880,908	$23,229,549	31.11%

Total Investments						$199,365,814	$200,190,379	268.10%

Cash and cash equivalents
Dreyfus Government Cash Management Fund						$9,063,553	$9,063,553	12.00%
Other cash accounts						784,465	784,465	1.00%

Total Cash and cash equivalents						$9,848,018	$9,848,018	13.00%

(1)	Variable interest rates indexed to 30-day, 60-day, 90-day or 180-day LIBOR rates, at the borrower’s option. LIBOR rates are subject to interest rate floors.
(2)	Represents fair value in accordance with ASC Topic 820.
(3)	Represents a delayed draw commitment of $0.3 million, which was unfunded as of December 31, 2016.
(4)	Represents a delayed draw commitment of $0.1 million, which was unfunded as of December 31, 2016.

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2015 (Not covered by the auditor’s report)

Company/Security/Country	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)	Fair Value as % of Total Members’ Capital
Senior Secured First Lien Term Loans
Canada
Mood Media Corporation	Media	7% (LIBOR +6%)	12/05/2014	05/01/2019	$987,437	$976,152	$941,768	1.68%
Parq Holdings LP	Hotel, gaming & leisure	8.5% (LIBOR +7.5%)	12/05/2014	12/17/2020	1,000,000	986,129	975,000	1.74%

Total Canada						$1,962,281	$1,916,768	3.42%

Cayman Islands
Avago Technologies Cayman Finance Ltd	High tech industries	4.25% (LIBOR +3.5%)	11/13/2015	02/01/2023	$2,000,000	$1,980,000	$1,982,660	3.54%
Lindblad Maritime	Hotel, gaming & leisure	5.5% (LIBOR +4.5%)	06/23/2015	05/08/2021	341,143	343,132	339,437	0.61%

Total Cayman Islands						$2,323,132	$2,322,097	4.15%

Luxembourg
Travelport Finance Luxembourg Sarl	Services	5.75% (LIBOR +4.75%)	09/04/2015	09/02/2021	$2,992,443	$3,006,703	$2,935,871	5.24%
Evergreen Skills Lux S.á r.l.	High tech industries	5.75% (LIBOR +4.75%)	01/15/2015	04/28/2021	1,486,206	1,459,680	1,166,672	2.08%

Total Luxembourg						$4,466,383	$4,102,543	7.32%

Netherlands
MediArena Acquisition B.V.	Media	6.75% (LIBOR +5.75%)	12/18/2014	08/13/2021	$1,481,250	$1,462,127	$1,320,785	2.36%

Total Netherlands						$1,462,127	$1,320,785	2.36%

United States of America
Ability Networks Inc.	Healthcare & pharmaceuticals	6% (LIBOR +5%)	03/17/2015	05/14/2021	$1,484,925	$1,498,023	$1,470,075	2.63%
AgroFresh Inc.	Services	5.75% (LIBOR +4.75%)	12/01/2015	07/31/2021	1,994,987	1,980,098	1,967,556	3.51%
Albertson’s Holdings LLC	Retail	5.5% (LIBOR +4.5%)	12/05/2014	08/25/2021	1,985,000	1,988,191	1,971,611	3.52%
Ancestry.com Inc.	Services	5% (LIBOR +4%)	09/04/2015	08/29/2022	2,992,500	2,974,353	2,975,667	5.32%
AP Gaming I LLC	Hotel, gaming & leisure	9.25% (LIBOR +8.25%)	05/27/2015	12/21/2020	2,982,253	2,963,946	2,885,330	5.15%
Arctic Glacier U.S.A., Inc	Beverage, food & tobacco	6% (LIBOR +5%)	02/12/2015	05/10/2019	2,035,497	1,991,216	1,964,255	3.51%
Aristotle Corporation	Healthcare & pharmaceuticals	5.5% (LIBOR +4.5%) 7.0% (Prime + 3.5%)	07/13/2015	06/30/2021	4,975,000	4,952,089	4,950,125	8.84%
Avaya Inc	Telecommunications	6.25% (LIBOR +5.25%)	04/30/2015	05/29/2020	991,115	982,319	695,431	1.24%
Avaya Inc	Telecommunications	6.5% (LIBOR +5.5%)	12/18/2014	03/31/2018	985,766	994,608	750,005	1.34%
Bioplan USA	Services	5.75% (LIBOR +4.75%)	05/13/2015	09/23/2021	992,500	858,024	858,513	1.53%
BioScrip, Inc.	Healthcare & pharmaceuticals	6.5% (LIBOR +5.25%)	12/22/2014	07/31/2020	937,500	939,442	857,227	1.53%
BioScrip, Inc.	Healthcare & pharmaceuticals	6.5% (LIBOR +5.25%)	12/22/2014	07/31/2020	562,500	563,665	514,336	0.92%
Birch Communications, Inc.	Telecommunications	7.75% (LIBOR +6.75%)	12/05/2014	07/17/2020	1,433,484	1,415,547	1,379,729	2.46%
Cabi	Retail	5.75% (LIBOR +4.75%)	06/19/2015	06/12/2019	1,218,750	1,208,208	1,212,656	2.17%
Caesars Entertainment Resort Properties, LLC	Hotel, gaming & leisure	7% (LIBOR +6%)	01/15/2015	10/11/2020	4,968,367	4,742,228	4,536,765	8.10%
Cengage Learning Acquisitions, Inc.	Media	7% (LIBOR +6%)	12/15/2014	03/31/2020	4,417,043	4,378,686	4,317,660	7.71%
Clear Balance Holdings, LLC	Banking, finance, insurance & real estate	6.75% (LIBOR +5.75%)	07/07/2015	06/30/2020	4,875,000	4,854,085	4,850,625	8.67%
Commercial Barge Line Co	Transportation	9.75% (LIBOR +8.75%)	11/06/2015	11/12/2020	1,500,000	1,426,818	1,402,500	2.51%
Communications Sales & Leasing, Inc.	Telecommunications	5% (LIBOR +4%)	05/28/2015	10/24/2022	2,985,000	2,981,550	2,767,647	4.94%
Compuware Corp	Services	6.25% (LIBOR +5.25%)	12/11/2014	12/15/2021	2,973,722	2,889,066	2,781,664	4.97%
CPI Acquisition, Inc.	Services	5.5% (LIBOR +4.5%)	08/14/2015	08/17/2022	3,374,766	3,354,289	3,343,145	5.97%
Creative Artists	Media	5.5% (LIBOR +4.5%)	03/16/2015	12/17/2021	2,475,000	2,507,867	2,470,879	4.41%
Crowne Group LLC	Automotive	6% (LIBOR +5%)	01/14/2015	09/30/2020	1,484,962	1,469,338	1,455,263	2.60%
CT Technologies Intermediate Holdings	Healthcare & pharmaceuticals	5.25% (LIBOR +4.25%)	02/11/2015	12/01/2021	1,980,050	1,989,172	1,918,174	3.43%

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2015 (Not covered by the auditor’s report)

Company/Security/Country	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)	Fair Value as % of Total Members’ Capital
CWGS Group, LLC	Automotive	5.75% (LIBOR +4.75%)	12/22/2014	02/20/2020	$2,375,052	$2,375,772	$2,348,333	4.20%
Eastman Kodak Company	High tech industries	7.25% (LIBOR +6.25%)	09/09/2015	09/03/2019	1,989,796	1,933,660	1,724,496	3.08%
EnergySolutions, LLC	Environmental industries	6.75% (LIBOR +5.75%)	03/16/2015	05/29/2020	2,000,000	2,021,524	1,550,000	2.77%
Getty Images, Inc.	Media	4.75% (LIBOR +3.5%)	02/18/2015	10/18/2019	989,796	926,885	628,520	1.12%
Global Healthcare Exchange LLC	Services	5.5% (LIBOR +4.5%)	08/12/2015	08/15/2022	997,500	992,764	991,894	1.77%
Gold Standard Baking Inc	Wholesale	5.25% (LIBOR +4.25%) 6.75% (Prime + 3.25%)	05/19/2015	04/23/2021	2,985,000	2,971,626	2,955,150	5.28%
Green Plains Renewable Energy Inc	Energy	6.5% (LIBOR +5.5%)	06/09/2015	06/30/2020	1,955,971	1,957,091	1,929,077	3.45%
GTCR Valor Companies, Inc.	Services	6% (LIBOR +5%)	12/05/2014	05/30/2021	1,977,470	1,960,255	1,967,583	3.51%
IMG LLC	Media	5.25% (LIBOR +4.25%)	12/31/2014	05/06/2021	1,481,204	1,451,820	1,458,986	2.61%
Insurance Technologies	High tech industries	8% (LIBOR +7%)	03/26/2015	12/01/2019	1,895,652	1,879,800	1,895,652	3.39%
Insurance Technologies(3)	High tech industries	0% (LIBOR +0%)	03/26/2015	12/01/2019	208,696	(1,745)	—	0.00%
J Jill	Retail	6% (LIBOR +5%)	05/08/2015	05/09/2022	1,047,375	1,042,605	1,026,427	1.83%
Jackson Hewitt Tax Service Inc	Services	8% (LIBOR +7%)	07/24/2015	07/30/2020	1,000,000	981,509	962,500	1.72%
Koosharem, LLC	Services	7.5% (LIBOR +6.5%)	02/04/2015	05/15/2020	2,972,481	2,962,237	2,794,132	4.99%
Lannett Company Inc	Healthcare & pharmaceuticals	5.75% (LIBOR +4.75%)	11/20/2015	11/25/2020	1,500,000	1,388,623	1,410,000	2.52%
Lannett Company Inc	Healthcare & pharmaceuticals	6.375% (LIBOR +5.375%)	11/20/2015	11/25/2022	1,500,000	1,351,066	1,402,500	2.51%
LegalZoom	Services	8% (LIBOR +7%)	06/15/2015	05/13/2020	4,967,475	4,967,475	4,967,475	8.87%
Lindblad Expeditions Inc	Hotel, gaming & leisure	5.5% (LIBOR +4.5%)	06/23/2015	05/08/2021	2,643,857	2,659,277	2,630,638	4.70%
Margaritaville Holdings LLC	Beverage, food & tobacco	7% (LIBOR +6%)	03/12/2015	03/12/2021	4,962,500	4,919,553	4,813,625	8.60%
Match Group Inc	High tech industries	5.5% (LIBOR +4.5%)	11/06/2015	11/16/2022	3,000,000	2,972,224	2,970,000	5.31%
Merrill Communications LLC	Media	6.25% (LIBOR +5.25%)	05/29/2015	06/01/2022	1,988,039	1,976,652	1,739,534	3.11%
Navistar Inc	Automotive	6.5% (LIBOR +5.5%)	08/06/2015	08/07/2020	2,000,000	1,980,150	1,771,670	3.16%
NextCare, Inc.	Healthcare & pharmaceuticals	7% (LIBOR +6%)	08/21/2015	07/31/2018	2,985,000	2,971,922	2,985,000	5.33%
Novitex Acquisition, LLC	Consumer goods	7.5% (LIBOR +6.25%)	12/05/2014	07/07/2020	980,000	966,062	923,650	1.65%
Petrochoice Holdings Inc	Chemicals, plastics & rubber	6% (LIBOR +5%)	09/02/2015	08/19/2022	997,500	973,561	982,537	1.76%
Physiotherapy Associates Inc	Healthcare & pharmaceuticals	5.75% (LIBOR +4.75%)	06/04/2015	06/04/2021	997,500	992,993	995,006	1.78%
Pre-Paid Legal Services, Inc	Services	6.5% (LIBOR +5.25%)	05/21/2015	07/01/2019	965,556	961,398	961,336	1.72%
Quincy Newspapers Inc	Media	5.5% (LIBOR +4.5%)	11/23/2015	11/02/2022	2,988,000	2,980,560	2,955,640	5.28%
RentPath, Inc.	Media	6.25% (LIBOR +5.25%)	12/11/2014	12/17/2021	2,475,000	2,450,368	2,184,188	3.90%
Riverbed Technology, Inc.	High tech industries	6% (LIBOR +5%)	02/25/2015	04/25/2022	992,500	988,017	990,019	1.77%
SCS Holdings Inc.	Services	6% (LIBOR +5%)	11/20/2015	10/30/2022	1,977,528	1,962,803	1,950,337	3.48%
Sirva Worldwide, Inc.	Transportation	7.5% (LIBOR +6.25%)	12/18/2014	03/27/2019	1,928,387	1,923,795	1,870,535	3.34%
Smart Start, Inc.	Services	5.75% (LIBOR +4.75%)	08/28/2015	02/20/2022	2,500,000	2,476,290	2,475,000	4.42%
SourceHOV LLC	Services	7.75% (LIBOR +6.75%)	03/17/2015	10/31/2019	1,937,500	1,868,477	1,724,375	3.08%
Stonewall Gas Gathering LLC	Energy	8.75% (LIBOR +7.75%)	01/26/2015	01/28/2022	992,500	949,215	990,018	1.77%
TOMS Shoes LLC	Retail	6.5% (LIBOR +5.5%)	12/18/2014	10/31/2020	1,985,000	1,860,370	1,354,763	2.42%
TTM Technologies Inc	High tech industries	6% (LIBOR +5%)	05/07/2015	05/31/2021	997,500	965,954	905,231	1.62%
TWCC Holding Corp.	Media	5.75% (LIBOR +5%)	05/21/2015	02/11/2020	2,516,217	2,498,207	2,517,563	4.50%

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2015 (Not covered by the auditor’s report)

Company/Security/Country	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)	Fair Value as % of Total Members’ Capital
US Renal Care Inc	Healthcare & pharmaceuticals	5.25% (LIBOR +4.25%)	11/17/2015	12/31/2022	$2,000,000	$1,980,000	$1,987,500	3.55%
Varsity Brands	Consumer goods	5% (LIBOR +4%)	12/10/2014	12/11/2021	990,000	981,504	982,575	1.76%
Verdesian Life Sciences LLC	Chemicals, plastics & rubber	6% (LIBOR +5%)	12/09/2014	07/01/2020	936,772	935,804	903,985	1.62%
Zep Inc	Chemicals, plastics & rubber	5.75% (LIBOR +4.75%)	09/04/2015	06/27/2022	2,985,000	2,992,143	2,977,538	5.32%

Total United States of America						$136,253,094	$131,851,826	235.55%

Total Senior Secured First Lien Term Loans						$146,467,017	$141,514,019	252.80%

Second Lien Term Loans
France
Linxens France SA	Telecommunications	9.5% (LIBOR +8.5%)	07/31/2015	10/16/2023	$1,000,000	$990,217	$986,875	1.76%

Total France						$990,217	$986,875	1.76%

United States of America
ABG Intermediate Holdings 2 LLC (4)	Consumer goods	8.50%	07/13/2015	05/27/2022	$133,333	$(1,242)	$(2,500)	0.00%
ABG Intermediate Holdings 2 LLC	Consumer goods	9.5% (LIBOR +8.5%)	06/19/2015	05/27/2022	866,667	858,594	850,417	1.52%
AssuredPartners Inc	Banking, finance, insurance & real estate	10% (LIBOR +9%)	10/16/2015	10/20/2023	1,000,000	960,879	980,000	1.75%
Asurion Delivery and Installation Services	Telecommunications	8.5% (LIBOR +7.5%)	02/18/2015	03/03/2021	4,000,000	3,872,054	3,442,000	6.15%
Cirque Du Soleil	Hotel, gaming & leisure	9.25% (LIBOR +8.25%)	06/25/2015	07/08/2023	1,000,000	985,846	950,000	1.70%
Confie Seguros Holding II Co.	Banking, finance, insurance & real estate	10.25% (LIBOR +9%)	06/29/2015	05/09/2019	500,000	495,616	495,000	0.88%
EagleView Technology Corporation	Services	9.25% (LIBOR +8.25%)	07/29/2015	07/14/2023	1,000,000	985,702	958,750	1.71%
Eastman Kodak Company	High tech industries	10.75% (LIBOR +9.5%)	03/24/2015	09/03/2020	1,000,000	996,447	865,000	1.55%
Filtration Group Corporation	Services	8.25% (LIBOR +7.25%)	03/16/2015	11/22/2021	523,741	526,074	510,867	0.91%
GENEX Services, Inc.	Services	8.75% (LIBOR +7.75%)	06/26/2015	05/30/2022	1,000,000	988,114	942,500	1.68%
Gruden Acquisition Inc.	Transportation	9.5% (LIBOR +8.5%)	07/31/2015	08/18/2023	500,000	476,147	476,250	0.85%
Hyland Software, Inc.	High tech industries	8.25% (LIBOR +7.25%)	06/12/2015	07/03/2023	1,500,000	1,492,959	1,410,000	2.52%
IPC Corp	Telecommunications	10.5% (LIBOR +9.5%)	03/03/2015	02/06/2022	1,500,000	1,401,699	1,350,000	2.41%
Learfield Communications, Inc.	Media	8.75% (LIBOR +7.75%)	02/18/2015	10/08/2021	952,381	956,583	942,857	1.69%
MRI Software LLC	High tech industries	9% (LIBOR +8%)	06/19/2015	06/23/2022	1,000,000	986,055	970,000	1.73%
RentPath, Inc.	Media	10% (LIBOR +9%)	12/11/2014	12/17/2022	1,000,000	921,083	813,335	1.45%
Royal Adhesives and Sealants LLC	Chemicals, plastics & rubber	8.5% (LIBOR +7.5%)	06/12/2015	06/19/2023	1,000,000	992,972	985,420	1.76%
TWCC Holding Corp.	Media	7% (LIBOR +6%)	05/28/2015	06/26/2020	2,000,000	1,879,427	1,996,880	3.57%
Wash Multifamily Laundry Systems, LLC.	Services	8% (LIBOR +7%)	05/04/2015	05/12/2023	74,521	74,003	70,608	0.13%
Wash Multifamily Laundry Systems, LLC.	Services	8% (LIBOR +7%)	05/04/2015	05/15/2023	425,479	422,521	403,142	0.72%

Total United States of America						$20,271,533	$19,410,526	34.68%

Total Second Lien Term Loans						$21,261,750	$20,397,401	36.44%

Total Investments						$167,728,767	$161,911,420	289.24%

Cash and cash equivalents
Goldman Sachs Financial Square Money Market Fund						$6,205,396	$6,205,396	11.00%
Other cash accounts						1,465,307	1,465,307	3.00%

Total Cash and cash equivalents						$7,670,703	$7,670,703	14.00%

(1)	Variable interest rates indexed to 30-day, 60-day, 90-day or 180-day LIBOR rates, at the borrower’s option. LIBOR rates are subject to interest rate floors.
(2)	Represents fair value in accordance with ASC Topic 820.
(3)	Represents a delayed draw commitment of $0.2 million, which was unfunded as of December 31, 2015.
(4)	Represents a delayed draw commitment of $0.1 million, which was unfunded as of December 31, 2015.

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

1.	Organization and Structure

On December 2, 2014, THL Credit Logan JV LLC (the “Logan JV”) was formed as a Delaware limited liability company to ultimately invest primarily in senior secured first lien term loans.

Logan JV operates under a limited liability agreement dated December 3, 2014 (the “Agreement”), by and among THL Credit, Inc., a Delaware corporation (“THL Credit”) and Perspecta Trident LLC, an affiliate of Perspecta Trust LLC, (“Perspecta”), each, a “Member” and, collectively, the “Members”). All Company investment decisions must be unanimously approved by Logan JV’s investment committee consisting of one representative from each of THL Credit and Perspecta.

Logan JV is capitalized with capital contributions which are called from its members, on a pro-rata basis based on their capital commitments, as transactions are completed. Any decision by Logan JV to call down on capital commitments requires the explicit authorization of each Member, and each Member may withhold such authorization for any reason in its sole discretion.

Logan JV invests capital contributions into its wholly owned investment company subsidiary, THL Credit Logan JV SPV I LLC (the “SPV”), a Delaware limited liability company formed on December 1, 2014. The SPV operates under a limited liability agreement dated December 3, 2014, with Logan JV, its “Initial Member” and “Designated Manager”.

The SPV invests capital contributions from Logan JV, along with borrowings from a syndicated senior credit facility, primarily in broadly syndicated senior secured first lien term loans, in addition to directly originated loans.

The fully consolidated company is herein referred to as the “Company”.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of Logan JV have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Designated Manager has determined Logan JV is an investment company in accordance with GAAP. Therefore Logan JV follows the accounting and reporting guidance for investment companies. Certain reclassifications have been made to the prior year financial statements to conform to current year presentation in accordance with GAAP.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the use of certain estimates and assumptions that may affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from the estimates included in the financial statements, and such differences could be material.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

Consolidation

Logan JV follows the guidance in ASC Topic 946 Financial Services—Investment Companies (“ASC Topic 946”) and will not generally consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to Logan JV. Logan JV has consolidated its wholly owned subsidiary, the SPV. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits held with one financial institution as of December 31, 2016 and 2015. Cash held in demand deposit accounts may exceed the Federal Deposit Insurance Corporation insured limit and therefore is subject to credit risk. Cash equivalents are assets with an original maturity of three months or less. As of December 31, 2016 and 2015, Logan JV held $9,063,553 and $6,205,396 of cash equivalents, respectively.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of the credit facility. These costs are capitalized at the time of payment and are amortized using the straight line method over the term of the credit facility. Capitalized deferred financing costs related to the credit facility are presented net against the respective balance outstanding on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Distributions

Logan JV intends to make regular quarterly cash distributions of all or a portion of its net investment income and net realized gains.

Investment Transactions and Investment Income

Investment transactions are recorded on a trade-date basis. Logan JV measures realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, using the specific identification method. Logan JV reports changes in fair value of investments that are measured at fair value as a component of net change in unrealized appreciation or depreciation on investments in the Consolidated Statements of Operations.

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis to the extent that Logan JV expects to collect such amounts. Original issue discount, principally representing the market discount or premium are capitalized and accreted or amortized into interest income over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion/amortization of discounts and premiums and upfront loan origination fees.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

Logan JV may have investments in its portfolio which contain a contractual paid-in-kind, or PIK, interest provision. PIK interest is computed at the contractual rate specified in each investment agreement, is added to the principal balance of the investment, and is recorded as income. Logan JV will cease accruing PIK interest if there is insufficient value to support the accrual or if amounts are not expected to be collectible and will generally only begin to recognize PIK income again when all principal and interest have been paid or upon a restructuring of the investment where the interest is deemed collectable.

Loans are placed on non-accrual status when principal or interest payments are past due 30 days or more and/or when it is no longer probable that principal or interest will be collected. However, Logan JV may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. As of December 31, 2016 and 2015, Logan JV had no loans on non-accrual.

Logan JV capitalizes and amortizes upfront loan origination fees received in connection with the closing of investments. The unearned income from such fees is accreted into interest income over the contractual life of the loan based on the effective interest method. Upon prepayment of a loan or debt security, any prepayment penalties, unamortized upfront loan origination fees, and unamortized discounts are recorded as interest income.

Fee income includes unused commitment fees associated with investments in portfolio companies and amendment fees.

Expenses are recorded on an accrual basis.

Revolving and Unfunded Delayed Draw Loans

For Logan JV’s investments in revolving and delayed draw loans, the cost basis of the investments purchased is adjusted for the cash received for the discount on the total balance committed. The fair value is also adjusted for price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative value until it is offset by the future amounts called and funded. As of December 31, 2016 and 2015, Logan JV had $391,509 and $342,029 of unfunded commitments, respectively.

Income Taxes

As a limited liability company, Logan JV itself is not subject to U.S. Federal income taxes. Each Member is individually liable for income taxes, if any, on its share of Logan JV’s net taxable income. Interest, dividends and other income realized by Logan JV from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholdings and other taxes levied by the jurisdiction in which the income is sourced. Each Member is required for income tax purposes to take into account its distributive share of all items of Logan JV’s income, gain, loss, deduction, and other items for such taxable year of Logan JV. The tax basis income and losses may differ from the income and losses in the Statements of Operations, which is prepared in accordance with GAAP.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

Logan JV determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, any tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. There were no uncertain tax positions as of December 31, 2016 and 2015. Logan JV’s federal tax years 2014 forward remain subject to examination by taxing authorities.

3.	Investment Valuation

Investments, for which market quotations are readily available, are valued using market quotations, which are generally obtained from an independent pricing service, broker-dealers or market makers.

Investments for which market quotations are not readily available, or are not considered to be the best estimate of fair value, are valued at fair value as determined in good faith by Logan JV. Because Logan JV expects that there will not be a readily available market value for several of the investments in Logan JV’s portfolio, it is expected that those portfolio investments’ values will be determined in good faith by Logan JV following its documented valuation policy. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of Logan JV’s investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available or not considered to be the best estimate, Logan JV develops a valuation for each investment in Logan JV. Logan JV may also use independent valuation firms to provide independent appraisals and present a valuation recommendation that it considers in determining the fair value of certain investments in Logan JV.

The types of factors that Logan JV may take into account in estimating fair value pricing of its investments include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors. Logan JV utilizes an income approach to value its debt investments and a combination of income and market approaches to value equity investments, if applicable. With respect to unquoted securities, Logan JV, in periodic consultation with independent third party valuation firms, values each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. For debt investments, Logan JV determines the fair value primarily using an income, or yield, approach that analyzes the discounted cash flows of interest and principal for the debt security, as set forth in the associated loan agreements, as well as the financial position and credit risk of each portfolio investment. Logan JV’s estimate of the expected repayment date is generally the legal maturity date of the instrument. The yield analysis considers changes in leverage levels, credit quality, portfolio company performance and other factors.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

In accordance with the authoritative guidance on fair value measurements and disclosures under GAAP, Logan JV discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.

Logan JV considers whether the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly in determining fair value. Accordingly, if Logan JV determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2016:

Industry	Cost	Fair Value	% of Members’ Capital
Aerospace & defense	$1,976,771	$2,004,975	2.68%
Automotive	995,061	1,017,080	1.36%
Banking, finance, insurance & real estate	10,067,066	10,137,431	13.58%
Beverage, food & tobacco	6,677,669	6,573,620	8.80%
Capital equipment	3,590,615	3,749,067	5.02%
Chemicals, plastics & rubber	9,363,029	9,702,330	12.99%
Consumer goods	2,788,944	2,883,165	3.86%
Containers, packaging & glass	2,463,001	2,512,500	3.36%
Energy	6,572,291	6,781,156	9.08%
Environmental industries	4,456,699	4,588,462	6.14%
Healthcare & pharmaceuticals	18,720,081	18,816,669	25.20%
High tech industries	26,714,648	27,346,735	36.65%
Hotel, gaming & leisure	14,551,788	14,839,981	19.86%
Media	23,701,372	23,708,300	31.75%
Retail	13,666,676	13,196,774	17.68%
Services	38,831,440	38,489,874	51.55%
Telecommunications	4,304,334	3,944,839	5.28%
Transportation	4,793,046	4,710,083	6.31%
Utilities	2,187,046	2,261,888	3.03%
Wholesale	2,944,237	2,925,450	3.92%

Total investments	$199,365,814	$200,190,379	268.10%

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2015:

Industry	Cost	Fair Value	% of Members’ Capital
Automotive	$5,825,260	$5,575,266	9.96%
Banking, finance, insurance & real estate	6,310,580	6,325,625	11.30%
Beverage, food & tobacco	6,910,769	6,777,880	12.11%
Chemicals, plastics & rubber	5,894,480	5,849,480	10.45%
Consumer goods	2,804,918	2,754,142	4.92%
Energy	2,906,306	2,919,095	5.21%
Environmental industries	2,021,524	1,550,000	2.77%
Healthcare & pharmaceuticals	18,626,995	18,489,943	33.03%
High tech industries	15,653,051	14,879,730	26.58%
Hotel, gaming & leisure	12,680,558	12,317,170	22.00%
Media	25,366,417	24,288,595	43.39%
Retail	6,099,374	5,565,457	9.94%
Services	37,192,155	36,542,915	65.29%
Telecommunications	12,637,994	11,371,687	20.31%
Transportation	3,826,760	3,749,285	6.70%
Wholesale	2,971,626	2,955,150	5.28%

Total investments	$167,728,767	$161,911,420	289.24%

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2016:

	Cost	Fair Value	% of Members’ Capital
Canada	$3,845,613	$3,843,458	5.15%
Cayman Islands	339,315	339,403	0.45%
France	991,475	1,000,000	1.34%
Luxembourg	2,911,489	2,931,984	3.93%
United States of America	191,277,922	192,075,534	257.23%

Total investments	$199,365,814	$200,190,379	268.10%

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2015:

	Cost	Fair Value	% of Members’ Capital
Canada	$1,962,281	$1,916,768	3.42%
Cayman Islands	2,323,132	2,322,097	4.15%
France	990,217	986,875	1.76%
Luxembourg	4,466,383	4,102,543	7.33%
Netherlands	1,462,127	1,320,786	2.36%
United States of America	156,524,627	151,262,351	270.22%

Total investments	$167,728,767	$161,911,420	289.24%

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2016:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$176,960,830	$—	$45,616,412	$131,344,418
Second Lien	23,229,549	$—	—	23,229,549

Total investments	200,190,379	$—	45,616,412	154,573,967
Cash and cash equivalents	9,848,018	9,848,018	$—	$—

Total assets at fair value	$210,038,397	$9,848,018	$45,616,412	$154,573,967

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2015:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$141,514,019	$—	$92,362,864	$49,151,155
Second Lien	20,397,401	$—	17,061,151	3,336,250

Total investments	161,911,420	$—	109,424,015	52,487,405
Cash and cash equivalents	7,670,703	7,670,703	$—	$—

Total assets at fair value	$169,582,123	$7,670,703	$109,424,015	$52,487,405

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

The following is a reconciliation of assets in which significant unobservable inputs (Level 3) were used in determining fair value for the year ended December 31, 2016:

	First Lien	Second Lien	Total
Balance as of January 1, 2016	$49,151,155	$3,336,250	$52,487,405
Purchases	58,616,052	11,186,578	69,802,630
Sales and repayments	(22,330,842)	(12,048)	(22,342,890)
Unrealized appreciation	2,138,786	687,052	2,825,838
Net realized gains	105,115	—	105,115
Net accretion of premiums, discounts and fees	637,150	75,670	712,820
Transfers into Level 3	43,027,002	7,956,047	50,983,049

Balance as of December 31, 2016	$131,344,418	$23,229,549	$154,573,967

Net change in unrealized appreciation from investments still held as of the reporting date	$2,025,210	$687,052	$2,712,262

All net realized and unrealized gains (losses) in the table above are reflected in the accompanying Consolidated Statements of Operations. Transfers into and out of Level 3 are primarily attributable to changes in the level of market activity during the period. It is Logan JV’s policy to recognize transfers into and out of Level 3 at the beginning of the reporting period.

The following is a reconciliation of assets in which significant unobservable inputs (Level 3) were used in determining fair value for the year ended December 31, 2015:

	First Lien	Second Lien	Total
Balance as of January 1, 2015	$6,697,771	$—	$6,697,771
Purchases	51,417,788	3,453,750	54,871,538
Sales and repayments	(5,064,327)	—	(5,064,327)
Unrealized depreciation	(3,025,301)	(120,289)	(3,145,590)
Net realized gains	19,178	—	19,178
Net accretion of premiums, discounts and fees	63,646	2,789	66,435
Transfers out of Level 3	(957,600)	—	(957,600)

Balance as of December 31, 2015	$49,151,155	$3,336,250	$52,487,405

Net change in unrealized depreciation from investments still held as of the reporting date	$(1,006,833)	$(120,289)	$(1,127,122)

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

All net realized and unrealized gains (losses) in the table above are reflected in the accompanying Consolidated Statements of Operations. Transfers into and out of Level 3 are primarily attributable to changes in the level of market activity during the period. It is the Company’s policy to recognize transfers into and out of Level 3 at the beginning of the reporting period.

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2016:

Description	Fair Value at December 31, 2016	Valuation Technique	Unobservable Inputs	Range (Average)(1)
First Lien	$100,598,900	Vendor Pricing	N/A	N/A
	30,745,518	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital (WACC)	5.0%-8.7% (7.0%)
Second Lien	23,229,549	Vendor Pricing	N/A	N/A

	$154,573,967

(1)	Average was determined using a weighted average based upon the fair value of the investments in that class.

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2015:

Description	Fair Value at December 31, 2015	Valuation Technique	Unobservable Inputs	Range (Average)(1)
First Lien	$29,638,778	Vendor Pricing	Vendor pricing without adjustment	N/A
	19,512,377	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital (WACC)	5.0%-8.4% (6.7%)
Second Lien	3,336,250	Vendor Pricing	Vendor pricing without adjustment	N/A

	$52,487,405

(1)	Average was determined using a weighted average based upon the fair value of the investments in that class.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

The primary significant unobservable input used in the fair value measurement of Logan JV’s debt securities is the weighted average cost of capital, or WACC. Significant increases (decreases) in the WACC in isolation would result in a significantly lower (higher) fair value measurement. In determining the WACC, for the income, or yield, approach, Logan JV considers current market yields, portfolio company performance relative to public and private comparable values, leverage levels, and credit quality, among other factors, in its analysis. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate WACC to use in the income approach.

4.	Credit Facility

On December 17, 2014, Logan JV, through a wholly owned subsidiary, entered into a senior credit facility (the “Facility”) with Deutsche Bank AG which allowed Logan JV to borrow up to $50,000,000 subject to leverage and borrowing base restrictions. On May 1, 2015, Deutsche Bank AG increased its commitment amount to $75,000,000. Additionally, on July 27, 2015, Deutsche Bank AG increased its commitment amount to $100,000,000. Furthermore, on November 2, 2015, Deutsche Bank AG increased its commitment amount to $125,000,000. In February 2016, Deutsche Bank AG reduced its commitment to $75,000,000. The remaining $50,000,000 of total commitment was syndicated to additional lenders. Moreover, the revolving loan period was extended from originally ending on December 17, 2016 to February 15, 2018 and the final maturity date was extended from December 17, 2019 to February 15, 2021. In June 2016, the Facility’s commitment was increased to $135,000,000.

As of December 31, 2016 and 2015, Logan JV had $129,257,250 and $108,137,000 of outstanding borrowings under the Facility, respectively. The Facility requires payment of interest on a quarterly basis using three month LIBOR (with no LIBOR floor) plus 2.50%.

Borrowings under the Facility are subject to, among other things, a minimum borrowings base. The Facility has certain collateral requirements and/or financial covenants, including covenants related to: (a) limitations on the incurrence of additional indebtedness, (b) eligibility of certain investments, (c) limitations on concentrations, (d) collateral quality tests, and (e) compliance with certain financial maintenance standards including minimum members’ capital. In addition to the financial maintenance standards, described in the preceding sentence, borrowings under the Facility are subject to compliance with a borrowing base that applies different advance rates to different types of assets in Logan JV’s portfolio.

The Facility’s document also includes default provisions such as the failure to make timely payments, uncured breach of the borrowing base, borrower bankruptcy, the occurrence of a change in control, and Logan JV’s failure to materially perform under the operative agreements governing the Facility, which, if not complied with, could, at the option of the lender, accelerate repayment under the Facility, thereby materially and adversely affecting our liquidity, financial condition and results of operations. Each loan originated under the Facility is subject to the satisfaction of certain conditions. It cannot be assured that Logan JV will be able to borrow funds under the Facility at any particular time or at all. Logan JV is currently in compliance with all financial covenants under the Facility; and was so during the period.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

As of December 31, 2016 and 2015, the carrying amount of Logan JV’s outstanding loan approximated fair value. The fair values of Logan JV’s loan is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of Logan JV’s loan is estimated based upon market interest rates and entities with similar credit risk. As of December 31, 2016 and 2015, the loan would be deemed to be Level 3 of the fair value hierarchy.

For the years ended December 31, 2016 and 2015, and for the period from December 3, 2014 (commencement of operations) to December 31, 2014, Logan JV incurred interest expense and related fees, excluding amortization of deferred financing costs, of $4,576,777, $2,112,993 and $19,444, respectively.

For the years ended December 31, 2016 and 2015, and for the period from December 3, 2014 (commencement of operations) to December 31, 2014, amortization of deferred financing costs totaled $352,524, $244,553 and $7,193 respectively. The unamortized fees and expenses are presented in the Consolidated Statements of Assets, Liabilities and Members’ Capital as a reduction to the Loans payable balance and are being amortized using the straight line method.

5.	Recent Accounting Pronouncements

In February 2015, the FASB issued ASU 2015-02, “Consolidation (Topic 810) – Amendments to the Consolidation Analysis, ” which amends the current consolidation guidance and ends the deferral granted to investment companies from applying the VIE guidance. ASU 2015-02 changes the manner in which a reporting entity assesses one of the five characteristics that determine if an entity is a variable interest entity. ASU 2015-2 is effective for annual reporting periods in fiscal years and interim reporting periods beginning after December 15, 2015. Logan JV adopted this standard effective January 1, 2016. Logan JV determined that no held interest qualified as a VIE under this provision. The adoption did not have an impact on Logan JV’s consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs (Topic 835),” which amends the presentation of debt issuance costs on an entity’s balance sheet. Under ASU 2015-03, an entity would present debt issuance costs as a direct deduction from the carrying value of the associated liability instead of a separate deferred asset. ASU 2015-03 is effective for annual and interim reporting periods beginning after December 15, 2015. Logan JV has adopted this standard effective January 1, 2016. The adoption resulted in a change in the presentation and disclosure of deferred financing costs and loans payable to the Consolidated Statements of Assets, Liabilities and Members’ Capital.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments—Overall”, which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

value of financial instruments. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods therein. Early adoption is permitted specifically for the amendments pertaining to the presentation of certain fair value changes for financial liabilities measured at fair value. Early adoption of all other amendments is not permitted. Logan JV is in the process of evaluating the impact this guidance will have on its consolidated financial statements. The application of this guidance is not expected to have a material impact on Logan JV’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230)”, which seeks to reduce diversity in how certain cash payments are presented in the Statement of Cash Flows. Under ASU 2016-15, an entity will need to conform to the presentation as prescribed for eight specific cash flow issues. ASU 2016-15 will be effective for annual and interim reporting periods after December 15, 2017. Logan JV is in the process of evaluating the impact this guidance will have on its consolidated financial statements. The application of this guidance is not expected to have a material impact on Logan JV’s consolidated financial statements.

6.	Investment Risk

Logan JV’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which Logan JV is exposed include, but are not limited to, market risk, credit risk, liquidity risk, and interest risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. Logan JV’s investments are long-term and illiquid and there is no assurance that Logan JV will achieve investment objectives including targeted returns.

Credit Risk

The value of Logan JV’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

Liquidity Risk

Logan JV primarily invests in syndicated bank loans. Syndicated loans are typically bought and sold by institutional investors in individually negotiated private transactions that function in many respects like an over-the-counter (“OTC”) secondary market, although no formal market-makers exist. This market, while having grown substantially, generally has fewer trades and less liquidity than the secondary market for other types of securities. Some syndicated loans have few or no trades, or trade infrequently, and information regarding a specific senior loan may not be widely available or may be incomplete. For loans that are provided directly to borrowers, all of these positions are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for Logan JV to sell such investments if the need arises. In

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

addition, if Logan JV is required to liquidate all or a portion of its portfolio quickly, Logan JV may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Consolidated Statements of Assets, Liabilities and Members’ Capital. Further, Logan JV may face other restrictions on its ability to liquidate an investment in a portfolio company to the extent that it, or an affiliated entity, has material non-public information regarding such portfolio company.

Interest Risk

The value of Logan JV’s investments will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. Some of Logan JV’s investments involve the acquisitions of fixed income securities. Any increase to prevailing interest rates may result in a decrease in the value of fixed income securities held or vice versa. Additionally, changes in market rates may result in declining yields upon reinvestment of excess cash balances.

7.	Related Party Transactions

Administration Expenses

Administration services are provided by THL Credit Advisors LLC, (the “Administrator”) a Delaware company, through an administration agreement approved by Logan JV on December 3, 2014. In accordance with the agreement, the Administrator shall provide such services necessary for the operation of Logan JV; including, but not limited to, office facilities, clerical, bookkeeping and record keeping services. In connection with these services, the Administrator is entitled to be reimbursed for the costs and expenses incurred by the Administrator in performing its responsibilities under the agreement. Logan JV will reimburse the Administrator for its allocable portion of the costs and expenses incurred by the Administrator in performance of its duties under the administration agreement. For the years ended December 31, 2016 and 2015, and for the period beginning December 3, 2014 (commencement of operations) to December 31, 2014, Logan JV incurred $179,640, $58,874 and $0, respectively, and are included in other general and administrative expenses in the Consolidated Statements of Operations. As of December 31, 2016 and 2015, $40,000 and $26,915, respectively, was payable to the Administrator, and is included within accrued expenses on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Logan JV does not pay management fees or incentive fees.

8.	Members’ Capital

Commitments and Contributions

Member interests in Logan JV, as defined in the Agreement, refer to percentage interests (the “Percentages”) based on capital commitments. Aggregate commitments totaling $250,000,000 have been raised from the Members. THL Credit has committed to provide 80%, or $200,000,000, of the total commitment, of which $59,000,000 has been called through December 31, 2016. The remaining 20%, or $50,000,000, of the total commitment will be provided by Perspecta, of which $14,750,000 has been called through December 31, 2016. For the years ended December 31, 2016 and 2015, $12,000,000 and $40,750,000 of

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

capital was called, respectively. For the period beginning December 3 (commencement of operations) to December 31, 2014, $21,000,000 of capital was called, of which $13,000,000 was receivable as of December 31, 2014. The members had contributed 29.5%, 24.7% and 14.0% of their capital commitments as of December 31, 2016, 2015 and 2014, respectively.

Capital Accounts

Capital Accounts are maintained for each Member consisting of the Members’ Capital Contribution, increased or decreased by Profit or Loss (each as defined in the Agreement) allocated to the Member, decreased by the cash or Value (as defined in the Agreement) of property distributed to the Member (giving net effect to any liabilities to which the property is subject or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that THL Credit Advisors LLC, in its capacity as Administrative Agent under the agreement, determines that it is prudent to modify the manner in which capital accounts, including all debits and credits to the capital accounts, are computed in order to be maintained consistent with the Agreement, the Administrative Agent is authorized to make those modifications to the extent that they do not result in a material adverse effect to any Member.

Allocations of Profit and Loss

Subject to the Agreement, Profit or Loss is allocated among the Members on a pro rata basis. Loss is allocated among the Members pro rata in accordance with their capital accounts. Profit is allocated among the Members (i) first, pro rata until the cumulative amount of profit allocated to a Member (or any transferee of any Member) equals the cumulative amount of Loss previously allocated to the Member (or any transferee of that Member) and (ii) thereafter pro rata in accordance with the Members’ capital accounts. All allocations for the years ended December 31, 2016 and 2015 and the period from December 3, 2014 (commencement of operations) to December 31, 2014 were based on each Member’s pro rata share in accordance with their capital accounts.

Distributions

To the extent of available cash and cash equivalents after payment of expenses, Logan JV shall make distributions quarterly in the amounts as determined by board approval, shared among the Members in proportion to their respective capital accounts after payment of any temporary advances or fees related thereto. All distributions for the years ended December 31, 2016 and 2015 were based on Members’ pro rata share of their capital accounts. For the years ended December 31, 2016 and 2015, $9,300,000 and $4,780,000 was declared, respectively. As of December 31, 2016 and 2015, $4,195,000 and $2,375,000, respectively, was payable to Members. There were no distributions for the period from December 3, 2014 (commencement of operations) to December 31, 2014.

9.	Organizational Costs

During the years ended December 31, 2016 and 2015, and the period from December 3, 2014 (commencement of operations) to December 31, 2014, Logan JV incurred $0, $16,427 and $38,128, respectively, of legal expenses and other costs in connection with the organization and establishment of Logan JV. Such expenses were expensed as incurred.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

December 31, 2016, 2015 (Not covered by the auditor’s report) and 2014 (Not covered by the auditor’s report)

10.	Commitments and Contingencies

From time to time, Logan JV or the Administrator, in its capacity as the investment adviser to Logan JV, may become party to legal proceedings in the ordinary course of business, including proceedings related to the enforcement of Logan JV’s rights under contracts with its portfolio companies. Neither Logan JV, nor the Administrator, in such capacity, is currently subject to any material legal proceedings.

As of December 31, 2016 and 2015, Logan JV did not have any additional commitments or contingencies except Revolving and Unfunded Delayed Draw Loans described in Note 2.

11.	Financial Highlights

Nonpublic investment vehicles, such as this Company, are required to disclose certain financial highlights related to their investment performance and operations. However, since the Members are responsible for all investment making and business decisions, there is no requirement to show financial highlights in accordance with ASC Topic 946. Therefore, since Logan JV only consists of managing members, the financial highlights have been omitted.

12.	Subsequent Events

On January 24, 2017, Logan JV received $5,000,000 of additional capital contributions from its Members.

In February 2017, the senior credit facility’s commitment was increased from $135,000,000 to $150,000,000.

Logan JV has evaluated the events or transactions that may require disclosure in Logan JV’s financial statements and no additional items were noted that required disclosure or adjustment through March 9, 2017, the date that the financial statements were available to be issued.